SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): April 18, 2001


                            AOL TIME WARNER INC.

           (Exact name of registrant as specified in its charter)

        Delaware                      1-15062                13-4099534
----------------------------       --------------       -------------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
       of incorporation)            File Number)        Identification No.)


                  75 Rockefeller Plaza, New York, NY 10019
                        ---------------------------
            (Address of principal executive offices) (zip code)

                               (212) 484-8000
                        ---------------------------
            (Registrant's telephone number, including area code)

                               Not Applicable
                        ---------------------------
       (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On April 18, 2001, AOL Time Warner Inc. announced its results for the quarter ended March 31, 2001 as set forth below.


                            AOL TIME WARNER INC.
                               BALANCE SHEET
                    (millions, except per share amounts)
                                (unaudited)

                                                         March 31, December 31,
                                                           2001        2000
                                                          Actual     Pro Forma
                                                         --------- -----------
ASSETS

Current assets
Cash and equivalents                                     $  1,268  $  3,300
Short-term investments                                          -       886
Receivables, less allowances of $1.732 and
    $1.725 billion                                          4,957     6,033
Inventories                                                 1,857     1,583
Prepaid expenses and other current assets                   1,897     1,908
                                                         --------  --------
Total current assets                                        9,979    13,710

Noncurrent inventories and film costs                       7,086     6,235
Investments, including available-for-sale securities       11,564     9,472
Property, plant and equipment at cost, net                 11,514    11,174
Music catalogues, contracts and copyrights                  2,970     2,500
Cable television and sports franchises                     27,796    31,700
Brands and trademarks                                      10,830    10,000
Goodwill and other intangible assets, net                 127,907   128,927
Other assets                                                2,345     2,329
                                                         --------  --------
Total assets                                             $211,991  $216,047
                                                         ========  ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable                                         $  1,855  $  2,125
Participations payable                                      1,201     1,190
Royalties and programming costs payable                     1,447     1,488
Deferred revenue                                            1,779     1,660
Debt due within one year                                       17        45
Other current liabilities                                   6,378     6,163
                                                         --------  --------
Total current liabilities                                  12,677    12,671

Long-term debt                                             20,176    21,318
Deferred income taxes                                      13,127    15,165
Deferred revenue                                            1,224     1,277
Other liabilities                                           4,787     4,050
Minority interests                                          3,475     3,364
Mandatorily redeemable preferred securities
   of a subsidiary holding solely
   debentures of a subsidiary of the Company                    -       575

Shareholders' equity
Series LMCN-V common stock, $.01 par value,
    171.2 million shares outstanding                            2         2
Common stock, $.01 par value, 4.127 and 4.101
    billion shares outstanding                                 41        41
Paid-in capital                                           156,018   155,796
Accumulated other comprehensive income, net                   101        61
Retained earnings                                             363     1,727
                                                         --------  --------
Total shareholders' equity                                156,525   157,627
                                                         --------  --------
Total liabilities and shareholders' equity               $211,991  $216,047
                                                         ========  ========

See accompanying notes.

                            AOL TIME WARNER INC.
                          STATEMENT OF OPERATIONS
                        Three Months Ended March 31,
                    (millions, except per share amounts)
                                (Unaudited)

                                                           2001         2000
                                                          Actual      Pro Forma
                                                         -------      ---------
Revenues:
   Subscriptions                                         $ 3,857      $ 3,528
   Advertising and commerce                                2,053        1,865
   Content and other                                       3,170        2,923
                                                         -------      -------

       Total revenues                                      9,080        8,316

Cost of revenues                                          (5,010)      (4,583)
Selling, general and administrative                       (2,371)      (2,327)
Amortization of goodwill and other intangible assets      (1,775)      (1,752)
Gain on sale or exchange of cable television systems           -           28
Merger-related costs                                         (71)         (46)
                                                         -------      -------

Operating loss                                              (147)        (364)

Interest expense, net                                       (319)        (328)
Other income (expense), net                                 (872)        (104)
Minority interest                                           (104)         (55)
                                                         -------      -------

Loss before income taxes and cumulative effect of
   accounting change                                      (1,442)        (851)
Income tax benefit (provision)                                73         (161)
                                                         -------      -------

Loss before cumulative effect of accounting change        (1,369)      (1,012)
Cumulative effect of accounting change, net of
   $295 million income tax benefit                             -         (443)
                                                         -------      -------

Net loss                                                  (1,369)      (1,455)
Preferred dividend requirements                                -           (5)
                                                         -------      -------

Net loss applicable to common shares                     $(1,369)     $(1,460)
                                                         =======      =======

Basic and diluted loss per common share before
   cumulative effect of accounting change                 $(0.31)      $(0.24)
Cumulative effect of accounting change                         -        (0.10)
                                                          ------       ------
Basic and diluted net loss per common share               $(0.31)      $(0.34)
                                                          ======       ======
Diluted cash earnings per share                           $ 0.08       $ 0.20
                                                          ======       ======
Basic common shares                                      4,412.7      4,250.3
                                                         =======      =======
Diluted common shares for cash earnings per share        4,591.6      4,616.8
                                                         =======      =======


See accompanying notes.

                            AOL TIME WARNER INC.
                          STATEMENT OF CASH FLOWS
                        Three Months Ended March 31,
                           (millions; unaudited)

                                                            2001         2000
                                                           Actual      Pro Forma
                                                         --------     ----------
OPERATIONS

Net loss                                                 $(1,369)     $(1,455)
Adjustments for noncash and nonoperating items:
     Cumulative effect of accounting change                    -          443
     Depreciation and amortization                         2,222        2,141
     Amortization of film costs                              626          500
     Loss on writedown of investments                        620            -
     Gain on sale of investments                              (3)        (297)
     Gain on sale or exchange of cable systems and
       investments                                             -          (28)
     Equity in losses of investee companies after
       distributions                                         221          417
Changes in operating assets and liabilities, net of
       acquisitions                                       (1,341)        (812)
                                                         -------      -------
Cash provided by operations                                  976          909
                                                         -------      -------

INVESTING ACTIVITIES

Acquisition of Time Warner Inc. cash and equivalents         690            -
Investments and acquisitions                                (973)        (823)
Capital expenditures                                        (906)        (741)
Investment proceeds                                        1,649          474
Other                                                          -          (16)
                                                         -------      --------
Cash provided (used) by investing activities                 460       (1,106)
                                                         -------      -------

FINANCING ACTIVITIES

Borrowings                                                 2,247        1,083
Debt repayments                                          (4,091)      (1,401)
Borrowings against future stock option proceeds                -            2
Redemption of mandatorily redeemable preferred
     securities of subsidiary                               (575)           -
Proceeds from exercise of stock option and dividend
     reimbursement plans                                     277           367
Repurchases of common stock                                 (615)         (65)
Dividends paid                                                (4)         (67)
Other                                                        (17)         (20)
                                                         -------      -------
Cash used by financing activities                         (2,778)        (101)
                                                         -------      -------
DECREASE IN CASH AND EQUIVALENTS                          (1,342)        (298)

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD                2,610        3,838
                                                         -------      -------
CASH AND EQUIVALENTS AT END OF PERIOD                    $ 1,268      $ 3,540
                                                         =======      =======


See accompanying notes.

                            AOL TIME WARNER INC.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

Basis of Presentation

On January 11, 2001, America Online, Inc. ("America Online") and Time Warner Inc. ("Time Warner") completed their previously announced merger. The combined company is named AOL Time Warner Inc. ("AOL Time Warner" or the "Company"). The financial statements of AOL Time Warner reflect the application of the purchase method of accounting. Under the purchase method of accounting, the estimated costs of approximately $147 billion to acquire Time Warner, including transaction costs, have been allocated to Time Warner's underlying net assets in proportion to their respective values. However, because the valuation of certain of Time Warner's underlying assets and liabilities continues to be refined, such allocation is subject to change.

The 2000 pro forma financial statements for AOL Time Warner are presented as if the merger between America Online and Time Warner had occurred on January 1, 2000, based on a preliminary allocation of purchase accounting. These results reflect reclassifications of each company's historical operating results and segment information to conform to the combined Company's financial statement presentation, as follows:

o Time Warner's digital media results have been allocated to the business segments now responsible for managing those operations and are no longer treated as a separate reportable business segment;
o Income and losses related to equity-method investments and gains and losses on the sale of investments have been reclassified from EBITDA and operating income (loss) to other income (expense), net, to better reflect the core operations of the business segments;
o Corporate expenses have been reclassified to selling, general and administrative costs as a reduction of EBITDA and operating income
     (loss); and
o Merger-related costs have been moved from other income (expense), net, to EBITDA and operating income (loss).

Description of Business

The Company classifies its business interests into six fundamental areas:
AOL, consisting principally of interactive services, Web brands, Internet technologies and electronic commerce services; Cable, consisting principally of interests in cable television systems; Filmed Entertainment, consisting principally of interests in filmed entertainment and television production; Networks, consisting principally of interests in cable television and broadcast network programming; Music, consisting principally of interests in recorded music and music publishing; and Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing.

A majority of the Company's interests in Filmed Entertainment and Cable segments, and a portion of its interests in the Networks segment are held through Time Warner Entertainment Company, L.P.

Revenue Classification Changes

In the fourth quarter of 2000, the Company adopted Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 clarifies certain existing accounting principles for the timing of revenue recognition and the classification of revenues in financial statements. While America Online's and Time Warner's revenue recognition policies were consistent with the provisions of SAB 101, the new rules result in changes as to how revenues from certain transactions are classified in the AOL, Networks and Music segments. As a result of applying the provisions of SAB 101, the Company's revenues and costs during the first quarter of 2000 were reduced by an equal amount of $91 million on a pro forma basis.

Adjusted Results

In order to meaningfully assess underlying operating trends, management believes that operating results for each period should be analyzed after excluding the effects of certain significant and nonrecurring items discussed in Note 2. As such, the foregoing discussion and analysis focuses on amounts and trends adjusted to exclude the impact of these unusual items. However, unusual items may occur in any period. Accordingly, investors and other users of this financial information individually should consider the types of events and transactions for which adjustments have been made.

Note 2: Significant Gains, Charges and Other Nonrecurring Items

Investment-Related Activity

During the first quarter of 2001, there was a broad decline in the public equity markets, particularly in technology stocks, including investments held in the Company's portfolio. Similarly, the Company experienced significant declines in the value of certain privately held investments and restricted securities. As a result, the Company has recorded a $620 million noncash pretax charge to reduce the carrying value of certain publicly traded and privately held investments and restricted securities that had experienced other-than-temporary declines. The charge has been included in other income (expense), net, in the accompanying statement of operations for the three months ended March 31, 2001.

During the first quarter of 2000, the Company recognized gains of approximately $285 million from the sale of certain investments. These gains have been included in other income (expense), net, on a pro forma basis, in the accompanying statement of operations for the three months ended March 31, 2000.

Gains on the Sale or Exchange of Cable Television Systems and Investments

In 2000, largely in an ongoing effort to enhance its geographic clustering of cable television properties, the Company sold or exchanged various consolidated cable television systems and investments. For the three months ended March 31, 2000, the operating income of the Cable segment include net pretax gains of $28 million, on a pro forma basis.

Columbia House Investment Write-Down

In March 2000, the proposed merger between CDNOW, Inc. and Columbia House was terminated. In connection with the termination of the merger, the risk associated with the timely execution of certain strategic alternatives for Columbia House's operations and the transformation of Columbia House's traditional business model to an online one increased. As a result, management concluded that the decline in Columbia House's business was likely to continue through the near term. As such, the Company recorded a $220 million noncash pretax charge in the first quarter of 2000 to reduce the carrying value of its investment in Columbia House to an estimate of its fair value. The charge has been included in other income (expense), net, on a pro forma basis, in the accompanying statement of operations for the three months ended March 31, 2000.

Merger-Related Costs

Merger-related costs consist of special charges related to mergers and merger-related restructurings, including the America Online-Time Warner merger.

In connection with the America Online-Time Warner merger, the Company has incurred one-time merger-related costs, which are required to be expensed in accordance with generally accepted accounting principles. Merger-related costs for the first quarter amounted to $71 million in 2001, primarily related to the AOL segment and $46 million in 2000 on a pro forma basis. These costs have been included in operating income in the accompanying statements of operations.

Cumulative Effect of Change in Film Accounting Principle

In June 2000, the Company adopted Statement of Position 00-2, "Accounting by Producers and Distributors of Films" ("SOP 00-2"). SOP 00-2 established new film accounting standards, including changes in revenue recognition and accounting for advertising, development and overhead costs. The Company adopted the provisions of SOP 00-2 retroactive to the beginning of 2000. As a result, the Company's operating results for the three months ended March 31, 2000 include a one-time, noncash, after-tax charge of approximately $443 million, primarily to reduce the carrying value of its film inventory. This charge has been reflected as a cumulative effect of an accounting change in the accompanying pro forma statement of operations.

Note 3:  Income Taxes

The relationship between income before income taxes and income tax expense of the Company is affected by the amortization of goodwill and certain other financial statement expenses that are not deductible for income tax purposes.

Note 4:  Net Loss per Common Share

Basic net loss per common share is based upon the net loss applicable to common shares after preferred dividend requirements and the weighted average of common shares outstanding during the period. Diluted net loss per common share adjusts for the effect of convertible securities, stock options and other potentially dilutive financial instruments only in the periods in which such effect would have been dilutive.

Note 5:  Comparability of Net Loss per Common Share

As described more fully above, net loss per common share has been affected by certain significant, nonrecurring items recognized in 2001 and 2000. The aggregate net effect of these items was to increase basic net loss per common share by $0.09 for the first quarter of 2001 and by $0.10 in 2000, on a pro forma basis.

Note 6:  Diluted Cash Earnings Per Share

Diluted cash earnings per share is defined as pretax income excluding the effect of noncash amortization expense for consolidated and unconsolidated entities, less cash paid for taxes. Diluted cash earnings per share is calculated using weighted average shares outstanding after considering all outstanding options and dilutive securities. As described more fully above, diluted cash earnings per share has been affected by certain significant, nonrecurring items recognized in 2001 and 2000. The aggregate net effect of these items was to increase (decrease) diluted cash earnings per share by $(0.15) for the first quarter of 2001 and $0.01 in 2000, on a pro forma basis.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AOL TIME WARNER INC.


                                        By: /s/ J. Michael Kelly
                                           ------------------------------------
                                           Name:  J. Michael Kelly
                                           Title: Executive Vice President and
                                                   Chief Financial Officer

Date: April 18, 2001




                                        By: /s/ James W. Barge
                                            -----------------------------------
                                            Name:  James W. Barge
                                            Title: Vice President and Controller

Date: April 18, 2001